UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Soliciting Material under § 240.14a-12

POLAR POWER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EXPLANATORY NOTE

Polar Power, Inc. (the “Company”) is filing this amendment (the “Amendment”) to its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on September 16, 2026 (the “Proxy Statement”) to make the following correction on page 32:

(7) Maximum number of shares of common stock that may be issuable to Monroe Street Capital Partners, LP (“~~Monore~~Monroe”) upon conversion of the Monroe Note is 1,000,000. The exact number of shares that may be issued to Monroe pursuant to the Monroe Note is not currently determinable because the applicable conversion prices are variable and are determined by reference to the market price of our common stock at the time of conversion. Number of shares of common stock beneficially owned reflects a beneficial ownership limitation on convertibility and exercise equal to 9.99% of total shares of common stock outstanding. Shares held directly by Monroe may be deemed to be indirectly beneficially owned by ~~Ahron Fraiman~~Brian Goldberg, who may be deemed to have sole voting and dispositive power with respect to the shares held by Monroe. The address of Monroe is ~~2151 West Hillsboro Blvd, Deerfield Beach FL, 33442~~c/o 208 Lenox Ave, #236, Westfield, NJ 07090.

Terms used in this Amendment that are not defined in this Amendment have the meanings given to them in the Proxy Statement.

The date of this Amendment is September 29, 2026.